UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2023, Peabody Energy Corporation (the “Company”) amended its surety program by entering into that certain Amendment to Surety Transaction Support Agreement and Surety Term Sheet (the “TSA Amendment”), which amends the Company’s Transaction Support Agreement and Surety Resolution Term Sheet, each dated as of November 6, 2020 (collectively, the “TSA”), by and among the Company, certain subsidiaries of the Company party thereto and certain providers of its surety program (collectively, the “Sureties”). Pursuant to the TSA Amendment, the Company and the Sureties agreed to (i) establish a combined maximum collateral cap of $722 million or 56 percent of the total bonding amount, (ii) remove the restrictions on shareholder returns contained in the TSA, subject to a minimum liquidity threshold, and (iii) extend the expiration date of the TSA from December 31, 2025 to December 31, 2026.

The foregoing summary of the TSA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TSA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 14, 2023, the Company terminated its letter of credit facility and the Credit Agreement, dated as of January 29, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LC Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders party thereto (collectively, the “Lenders”). All obligations of the Company to the Agent and Lenders under the letter of credit facility and LC Agreement have been satisfied.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2023, the Company issued a press release announcing that its Board of Directors has approved a new shareholder return framework, including a new share repurchase program authorizing repurchases of up to $1.0 billion of the Company’s common stock. Under the share repurchase program, the Company may purchase shares of common stock from time to time at the discretion of management through open market purchases, privately negotiated transactions, block trades, accelerated or other structured share repurchase programs, or other means. The manner, timing, pricing, and amount of any share repurchase transactions will be based on a variety of factors, including market conditions, applicable legal requirements, and alternative opportunities that the Company may have for the use or investment of capital. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Amendment to Surety Transaction Support Agreement and Surety Term Sheet, dated as of April 14, 2023, by and among Peabody Energy Corporation, certain subsidiaries of Peabody Energy Corporation party thereto and the providers of its surety program.

99.1	Press Release, dated April 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 17, 2023	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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